Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our Auditors’ Report, dated October 23, 2024 on the consolidated financial statements of Mobile-health Network Solutions and Its Subsidiaries in this Prospectus on Form F-1 for the year ended June 30, 2024.

/s/ JWF Assurance PAC

JWF Assurance PAC

Singapore

March 21, 2025

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